Ally Financial Inc. 3Q 2019 Earnings Review October 16, 2019 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com Exhibit 99.2

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for various financial and operating metrics and statements about future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts.

GAAP and Core Results The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core Return on Tangible Common Equity (Core ROTCE), Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Net Financing Revenue (excluding Core OID), Adjusted Other Revenue, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 24 and 25 for calculation methodology and details. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 25 for calculation methodology and details. Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and the net deferred tax asset. See page 27 for calculation methodology and details. Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if tax-effected Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. See page 26 for calculation methodology and details. Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. Adjusted efficiency ratio generally adjusts for Insurance segment revenue and expense, rep and warrant expense and Core OID. See page 28 for calculation methodology and details. Adjusted total net revenue is a non-GAAP financial measure that adjusts GAAP total net revenue for Core OID and for change in the fair value of equity securities due to the implementation of ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 31 for calculation methodology and details.

Third Quarter 2019 Highlights

Steady Execution, Delivering on Long-term Strategic Objectives

> **Adjusted EPS(1) of 1.01 cents – up 11% YoY – highest since IPO | Core ROTCE(1) of 12.3%**

- Adjusted total net revenue(1) of $1.62 billion – up 7% YoY

> **Sustained optimization of auto business – originations supporting portfolio yield expansion**

- Consumer auto originations of $9.3 billion, up 14% YoY – sourced from a third quarter record 3.2 million applications
- Steady retail auto portfolio yield expansion, up 46 bps YoY
  - Estimated retail auto originated yield(2) of 7.51% – down 2 bps YoY
  - Retail auto net-charge off rate of 1.38% – up 6 bps YoY

> **Insurance written premiums of $357 million, up 11% YoY**

> **Solid YoY deposit growth of $17.9 billion – deposit balances of $119.2 billion**

- 3Q 19 retail deposit growth of $2.7 billion, resulting in $101.3 billion in ending balances
- Total retail deposit customers of 1.94 million, up 72k in 3Q 19 – highest third quarter growth for Ally Bank

> **Ongoing momentum in growth businesses and digital product offerings**

- Corporate Finance held-for-investment balances up 16% YoY
- Ally Home® – $0.8 billion direct-to-consumer originations in 3Q – highest quarterly direct-to-consumer originations
- Ally Invest – self-directed net funded accounts up 21% YoY | Introduced commission-free trading effective October 9th
- Completed acquisition of digital point-of-sale payment solution, Health Credit Services, on October 1st

> **Fitch Ratings upgraded Ally Financial's senior unsecured credit rating to BBB- from BB+**

(1) Represents a non-GAAP financial measure. See pages 25 and 27 for calculation methodology and details.
(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. See page 24 for details.

3Q 2019 Preliminary Results

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Adjusted Earnings Per Share(1) Adjusted Total Net Revenue(2) Total Deposits Adjusted Tangible Book Value per Share(3) Core Metric Trends (2) Represents a non-GAAP financial measure. See page 31 for details. (1) Represents a non-GAAP financial measure. See page 25 for details. (3) Represents a non-GAAP financial measure. See page 26 for details. Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits.

Third Quarter 2019 Financial Results Represents a non-GAAP financial measure. Adjusted for Core OID. See pages 24 and 31 for calculation methodology and details. Represents a non-GAAP financial measure. Adjusted for change in the fair value of equity securities due to the implementation of ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. For Non-GAAP calculation methodology and details see page 30. For Non-GAAP calculation methodology and details see pages 25, 26 and 27. Significant discrete tax items do not relate to the operating performance of the core businesses. 2Q 19 effective tax rate was primarily impacted by the release of valuation allowance on foreign tax credit carryforwards. See page 23 for calculation methodology.

Balance Sheet and Net Interest Margin Represents a non-GAAP financial measure. Excludes Core OID. See page 31 for calculation methodology and details. Includes brokered (inclusive of sweep deposits) and other deposits (inclusive of mortgage escrow and other deposits). Includes Demand Notes, FHLB borrowings and Repurchase Agreements. Includes trust preferred securities.

Retail Deposit Balance Growth Deposit Mix and Retail Rate Trend Retail Deposit Customer Growth Deposits Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits. See page 24 for Customer Retention Rate definition. Total deposits of $119.2 billion, up $17.9 billion or 18% YoY 39 consecutive quarters of YoY double-digit percentage growth in balances Customer retention of 96% - stable and strong Deposits represent 74% of total funding(1) Ending retail deposits at $101.3 billion, up $16.7 billion YoY and up $2.7 billion QoQ Average retail deposits up $16.8 billion YoY and up $3.0 billion QoQ 1.94 million retail deposit customers, up 23% YoY YTD customer growth of 292k – exceeding full year 2018 growth by 27% Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits. (1) Excludes Core OID balance.

Stable Deposit Vintages All retail deposit vintages stable or growing since launch of Ally Bank Source: Ally Deposit Analytics – listing service data aggregation as of 9/30/2019 (1) Liquid balances include Money Market Savings (MMA), Online Savings and Checking balances. Online Savings: Consistent balance growth along with consistent, competitive rate paid Liquid(1) balances represents 57% of total retail balances at 3Q compared to 33% at YE 2011

Capital Ratios(1) and Risk-Weighted Assets Shareholder Distributions – Share Repurchases and Common Stock Dividends Capital (1) All capital ratios represent fully phased-in Basel III, which are non-GAAP financial measures; See page 29 for details. Preliminary fully phased-in Basel III CET1 ratio of 9.6% Prudent capital-efficient asset growth Repurchased 9.3M shares in 3Q 19, over an aggregate 20% of shares repurchased since program inception Estimated day 1 increase to reserves of 105 – 115% from implementation adjustment for Current Expected Credit Losses (“CECL”) accounting standard Increase primarily driven by retail auto coverage from 12 months to life-of-loan Note: 'Since Inception' is activity in 3Q 16 - 3Q 19. Shares Repurchased include shares withheld to cover income taxes owed by participants related to share-based incentive plans. Excludes commissions.

Consolidated Net Charge-Offs Provision Expense Retail Auto Net Charge-Offs Retail Auto Delinquencies (60+ DPD) Asset Quality Note: Above loans are classified as held-for-investment and recorded at gross carrying value. Note: Includes accruing contracts only. Days-past-due (“DPD”). Note: Retail auto loans exclude fair value adjustments for loans in hedge accounting relationship. Note: See page 24 for definition.

Auto Finance – Results (1) Noninterest expense includes corporate allocations of $184 million in 3Q 2019, $180 million in 2Q 2019, and $172 million in 3Q 2018 Pre-tax income of $429 million, up $46 million YoY and down $30 million QoQ Net financing revenue increased QoQ and YoY due to higher retail yields and retail portfolio growth Other revenue down YoY due to loan sale activity in the prior year Provision up YoY driven by higher net charge-offs and portfolio growth QoQ increase due to seasonal net charge-off activity $114.9 billion of earning assets, up $0.4 billion YoY – retail asset growth offset by lower commercial balances Steady optimization across our market-leading, adaptable auto finance franchise Strong dealer relationships(2) at 18.2k in 3Q – 22nd consecutive quarter of growth Application flow of 3.2 million in 3Q, up 11% YoY (2) Dealer relationships include Ally active dealers, excluding RV Commercial and Consumer lines of business exited in 2Q 18. (3) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. See page 24 for definitions.

Consumer Originations Origination Mix Consumer Assets Commercial Assets Auto Finance – Key Metrics Note: Held-for-investment (“HFI”) asset balances reflect the average daily balance for the quarter. Note: See page 24 for definition Note: See page 24 for definition

Insurance Represents a non-GAAP financial measure. Excludes equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 30 for details. Noninterest expense includes corporate allocations of $14 million in 3Q 2019, $13 million in 2Q 2019, and $12 million in 3Q 2018 Pre-tax income of $56 million, up $1 million YoY and up $56 million QoQ Core pre-tax income(1) of $66 million, up $17 million YoY and up $70 million QoQ Earned premiums up YoY driven by vehicle inventory insurance portfolio growth and rate increases QoQ increase due to seasonally lower reinsurance cost Loss expense down QoQ driven by seasonally lower weather losses Written premiums of $357 million, up $34 million YoY – highest level since becoming public company Vehicle inventory insurance portfolio growth and rate increases, and higher vehicle service contract volume AM Best upgraded the Financial Strength Rating for Ally Insurance Group to A- from B++ Note: See page 24 for definitions

Corporate Finance Represents a non-GAAP financial measure. Excludes equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 30 for details. Noninterest expense includes corporate allocations of $7 million in 3Q 2019, $7 million in 2Q 2019, and $6 million in 3Q 2018. Pre-tax income of $44 million Core pre-tax income(1) of $45 million, up $9 million YoY and down $2 million QoQ Net financing revenue increase YoY driven by strong loan growth Provision expense down YoY due to lower reserves on specific exposures Held-for-investment loan portfolio of $5.0 billion, up 16% YoY ~60% of 3Q originations were asset-based Highly diversified portfolio with continued expansion into new verticals, led by experienced cycle-tested teams

Mortgage Finance Noninterest expense includes corporate allocations of $20 million in 3Q 2019, $19 million in 2Q 2019, and $18 million in 3Q 2018. 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Pre-tax income of $11 million Net financing revenue down YoY and QoQ driven by faster prepayments, higher premium amortization Other revenue up QoQ and YoY primarily driven by gain on bulk asset sale in the current quarter Direct-to-consumer originations of $0.8 billion – highest quarter since product launch in 2016 55% of originations in 3Q were Ally Bank retail deposit customers Better.com implementation progressing well Rolled out to 38 states – expect remainder by early 2020 Competitive loan pricing coupled with best-in-class customer experience

Conclusion Ongoing optimization of auto & insurance Steady Execution Along Our Strategic Path Focused on Driving Long-term Shareholder Value Sustained deposit growth & customer acquisition Scale in expanded product offerings Efficient capital management & disciplined risk management Ongoing execution along earnings growth path Culture of relentless focus on customers, communities, associates and shareholders Leading Digital Bank Leading Auto Finance & Insurance Partner Relentless Customer Focus ‘Do It Right’ Culture & Values Dominant Franchises Core Competencies

Supplemental

Results by Segment Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. Change in fair value of equity securities impacts the Insurance and Corporate Finance segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 30 for details. Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations for Core OID and equity fair value adjustments related to ASU 2016-01. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 24 and 30 for calculation methodology and details. Supplemental

Supplemental

Funding and Liquidity

- **Ally Bank funded assets at 92% up 5 pts YoY**
- **Deposits at 74% of total funding (excluding Core OID balance)[(a)] up 9 pts YoY**
- **Wholesale funding in 3Q:**
  - $0.8 billion of new retail secured funding
- **Total liquidity levels at $28.6 billion as of 9/30/19**

Growth in Bank Funded Assets


($ billions)
$155.9
$157.4
$164.0
$173.1
$181.5
69%
73%
79%
87%
92%
3Q 15
3Q 16
3Q 17
3Q 18
3Q 19
Ally Bank Assets
Non-Bank Assets

Unsecured Long-Term Debt Maturities(1)

Maturity Date	Coupon	Principal Amount Outstanding(2) ($ billions)
11/18/2019	3.75	$0.80
3/15/2020	8.00	$0.97
3/30/2020	4.13	$0.75
9/15/2020	7.50	$0.46
2021+(3)	5.86	$7.14

(1) Excludes retail notes, demand notes and trust preferred securities.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year. 2021+ excludes ~$2.7 billion Trust Preferred securities (excluding OID/issuance costs).

Funding Mix


54%
9%
22%
15%
61%
13%
13%
13%
65%
14%
12%
9%
74%
12%
6%
8%
3Q 16
3Q 17
3Q 18
3Q 19
Deposits
FHLB / Other
Secured Debt
Unsecured Debt (ex. Core OID)

Note: excludes Core OID balance. See page 31 for details.

Note: Total Liquidity includes cash & cash equivalents, highly liquid securities and current committed unused capacity. See page 18 of the Financial Supplement for more details.

(a) Excludes Core OID balance. See page 31 for details.

3Q 2019 Preliminary Results
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Corporate and Other Represents a non-GAAP financial measure. See page 31 for details. Represents a non-GAAP financial measure. See page 30 for calculation methodology and details. Primarily HFI legacy mortgage portfolio. Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, the legacy mortgage portfolio and Ally Invest activity Pre-tax loss of $40 million, down $23 million YoY and down $15 million QoQ Net financing revenue down primarily driven by higher deposit funding costs Other revenue up QoQ and YoY primarily driven by investment gains Total assets up $4.8 billion YoY Higher investment securities balance partially offset by legacy mortgage portfolio run-off Supplemental

Interest Rate Sensitivity Supplemental Net financing revenue impacts reflect a rolling 12-month view. See page 24 for additional details. Gradual changes in interest rates are recognized over 12 months.

GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Primarily book / tax timing differences. Deferred Tax Asset Supplemental Note: reflects Basel III fully phased-in disallowed DTA. See page 29 for more details. Note: Significant discrete tax items do not relate to the operating performance of the core businesses. 2Q 19 effective tax rate was primarily impacted by the release of valuation allowance on foreign tax credit carryforwards.

Supplemental

Notes on Non-GAAP and Other Financial Measures

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Attributable to Common Shareholders, Core Return on Tangible Common Equity (Core ROTCE), Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Adjusted Other Revenue, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net Financing Revenue, excluding Core OID and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

1) ***Core net income attributable to common shareholders*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, significant discrete tax items and tax-effected changes in equity investments measured at fair value. See page 25 for calculation methodology and details.*
2) ***Core original issue discount (Core OID) amortization expense*** *is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 31 for calculation methodology and details.*
3) ***Core outstanding original issue discount balance (Core OID balance)*** *is a non-GAAP financial measure for outstanding OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 31 for calculation methodology and details.*
4) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 30 for calculation methodology and details.*
5) ***Interest rate risk modeling*** *– We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see the 10-Q for more details.*
6) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*
7) ***Tangible Common Equity*** *is a non-GAAP financial measure that is defined as common stockholders' equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 26 for more details.*
8) ***U.S. consumer auto originations***
   - *New Retail – standard and subvented rate new vehicle loans*
   - *Lease – new vehicle lease originations*
   - *Used – used vehicle loans*
   - *Growth – total originations from non-GM/Chrysler dealers and direct-to-consumer loans*
   - *Nonprime - originations with a FICO® Score of less than 620*
9) ***Customer retention rate*** *is the annualized 3-month rolling average of 1 minus the monthly attrition rate.*
10) ***Growth channel for Insurance*** *includes all non-GM volume.*
11) ***Estimated Retail Auto Originated Yield*** *is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitively reconciled to comparable GAAP information.*

3Q 2019 Preliminary Results

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GAAP to Core Results – Adjusted Earnings per Share Supplemental Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, and (4) excludes significant discrete tax items that do not relate to the operating performance of the core businesses.

GAAP to Core Results – Adjusted TBVPS Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

GAAP to Core Results – Core ROTCE Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, and significant discrete tax items. In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

GAAP to Core Results – Adjusted Efficiency Ratio Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense and Rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue and Core OID. See page 14 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.

Notes on Non-GAAP and Other Financial Measures Supplemental Common Equity Tier 1 (“CET1”) capital fully phased-in: Under the Basel III regulatory framework as adopted in the United States, banking organizations like the company are required to comply with a minimum ratio of common equity tier 1 capital to risk-weighted assets (CET1 Capital Ratio). Common equity tier 1 capital generally consists of common stock (plus any related surplus and net of any treasury stock), retained earnings, accumulated other comprehensive income, and minority interests in the common equity of consolidated subsidiaries, subject to specified conditions and adjustments. The obligation to comply with the minimum CET1 Capital Ratio is subject to ongoing transition periods and other provisions under Basel III. Management believes that both the transitional CET1 Capital Ratio and the fully phased-in CET1 Capital Ratio are helpful to readers in evaluating the company’s capital utilization and adequacy in absolute terms and relative to its peers. The fully phased-in CET1 Capital Ratio is a non-GAAP financial measure that is reconciled to the transitional CET1 Capital Ratio above.

Notes on Non-GAAP and Other Financial Measures Supplemental Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 24 for definitions.

Notes on Non-GAAP and Other Financial Measures Supplemental Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 24 for definitions.